Exhibit 10.4

INTERCREDITOR AND SUBORDINATION AGREEMENT

This INTERCREDITOR AND SUBORDINATION AGREEMENT, dated as of March 26, 2007, is entered into by and among Comerica Bank (“Bank”), The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to below and collateral agent under the Security Agreement referred to below (in both such capacities, herein, the “Trustee”), Electroglas, Inc., a Delaware corporation (“Electroglas”) and Electroglas International, Inc., a Delaware corporation (“International”).

WITNESSETH:

WHEREAS, Bank and Electroglas have entered into a Loan and Security Agreement dated as of July 16, 2004 pursuant to which Bank has agreed to extend and make available to the Electroglas certain advances of money upon the terms and conditions set forth therein (as such agreement may be amended, restated, amended and restated, extended, supplemented or otherwise modified, from time to time at the option of the parties thereto, and any other agreements pursuant to which any of the indebtedness, commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, refunded or replaced as any such other agreements may from time to time at the option of the parties thereto be amended, restated, amended and restated, extended, supplemented or otherwise modified, being collectively referred to herein as the “Senior Facility”);

WHEREAS, the Electroglas, International and The Bank of New York Trust Company, N.A., in its capacity as Trustee, propose to enter into an Indenture, dated as of March 26, 2007 (as such Indenture may be amended, restated, amended and restated, extended, supplemented or otherwise modified, from time to time at the option of the parties thereto, the “Indenture”), governing the rights and duties of the Electroglas under the 6.25% Convertible Senior Subordinated Secured Notes due 2027 (the “Notes”);

WHEREAS, in connection with the Indenture, Electroglas, International and The Bank of New York Trust Company, N.A. (in its capacity as collateral agent and any successor collateral agent thereunder, the “Collateral Agent”) propose to enter into a Security Agreement dated as of March 26, 2007 (as such Security Agreement may be amended, restated, amended and restated, extended, supplemented or otherwise modified, from time to time at the option of the parties thereto, the “Noteholder Security Agreement”), with respect to the liens granted by the Borrower and International in favor of the Collateral Agent to secure the Obligations of the Borrower and International under and as defined in the Indenture;

WHEREAS, Bank requires in connection with granting its consent to the Indenture and Noteholder Security Agreement that certain amendments be made to the Senior Facility, that International guarantee the obligations of Borrower under the Senior Facility and grant a security interest in its assets to secured such guarantee, and that certain other Subsidiaries (as defined herein) hereafter guaranty the Senior Facilities in the future (International and such future Subsidiaries as shall guarantee the Senior Facilities referred to herein as “Subsidiary Guarantors”, and together with Electroglas referred to herein individually and collectively as “Borrower”);

WHEREAS, Bank requires that Trustee, on behalf of itself and the Noteholders (as defined herein) subordinate, and the Trustee has agreed to subordinate, its rights to payment under the Notes, the Indenture and the documents entered into in connection therewith together with the security interest and lien of the Trustee in the Common Collateral (as defined herein), to the security interest and lien of Bank in the Common Collateral, and to Bank’s rights and remedies as a secured party related thereto, all on the terms set forth herein; and

WHEREAS, it is a condition to the closing of the purchase and sale of the Notes under the Securities Purchase Agreement (as defined herein), that Bank and the Trustee (for itself and for the benefit of the Noteholders) enter into this Agreement and the Borrower acknowledges and agrees to the same;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural form of the terms indicated):

“Agreement” shall mean this Intercreditor and Subordination Agreement, as amended, restated, amended and restated, extended, supplemented or otherwise modified, from time to time in accordance with the terms hereof.

“Bank” shall include, in addition to Bank as referred to in the recitals hereto, the then acting collateral agent for Bank (or if there is more than one agent, a majority of them) under the Senior Lender Documents and any successor thereto exercising substantially the same rights and powers, or if there is no acting agent under the Senior Facility, the lenders under the Senior Lender Documents having a majority in principal amount outstanding and committed thereunder.

“Bankruptcy Code” shall mean title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time and any successor statute.

“Collateral Agent” shall have the meaning set forth in the recitals hereto.

“Common Collateral” shall mean all of the assets of the Borrower or any of its Subsidiaries whether real, personal or mixed, constituting both Senior Lender Collateral and Noteholder Collateral.

“Comparable Noteholder Collateral Document” shall mean, in relation to any Common Collateral subject to any Senior Lender Collateral Document, that Noteholder Collateral Document which creates a security interest in the same Common Collateral, granted by the Borrower or its Subsidiaries.

“DIP Financing” shall have the meaning set forth in Section 6.1 hereof.

“Discharge of First Priority Lien Obligations” shall mean payment in full in cash of the principal of, interest and premium, if any, on all First Priority Lien Obligations and the termination of any commitments of Bank under the Senior Facility.

“Equity Interests” shall mean capital stock or warrants, options or other rights to subscribe for, acquire or receive capital stock (but excluding any debt security which is convertible into, or exchangeable for, capital stock).

“First Priority Lien Obligations” shall mean any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other obligations under the Senior Facility, including, without limitation, all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the Senior Facility or other Senior Lender Documents whether or not the claim for such interest is allowed as a claim in such Proceeding; provided, however, that First Priority Lien Obligations shall not include principal amounts outstanding to the extent the same shall exceed the Maximum Principal Amount. To the extent any payment with respect to the First Priority Lien Obligations (whether by or on behalf of Borrower, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. For purposes of this definition, all references to indebtedness or obligations of the Borrower shall be deemed to include any such indebtedness or obligations of its Subsidiaries as shall from time to time guarantee or otherwise become liable for the First Priority Lien Obligations of Electroglas.

“Indenture” shall have the meaning set forth in the recitals hereto.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Borrower or a Subsidiary of the Borrower, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Borrower or a Subsidiary of the Borrower or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of the Borrower or a Subsidiary of the Borrower whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Borrower or a Subsidiary of the Borrower.

“Lien” shall mean, with respect to any asset, any mortgage, deed of trust, deed to secure debt, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Maximum Principal Amount” shall mean, as of the applicable date of determination, (i) the aggregate principal amount (including the undrawn amount of all letters of credit) of indebtedness under the Senior Facility as of such date up to, but not in excess of $8,250,000 minus (ii) any permanent reductions in the commitment under the Senior Facility after the date hereof in connection with a prepayment of indebtedness outstanding under the Senior Facility required by reason of any sale of assets by the Borrower and its Subsidiaries.

“Notes” shall have the meaning set forth in the recitals hereto.

“Noteholder” as applied to any Note, shall mean any Person in whose name at the time a particular Note is registered on the note register maintained pursuant to the Indenture.

“Noteholder Collateral” shall mean all of the assets of the Borrower and any of its Subsidiaries whether real, personal or mixed, in which the Noteholders or the Trustee or any of them now or hereafter holds a Lien as security for the Second Priority Lien Obligations.

“Noteholder Collateral Documents” shall mean the Noteholder Security Agreement and any document or instrument executed and delivered pursuant to any Noteholder Document at any time or otherwise pursuant to which a Lien is granted by the Borrower or its Subsidiaries to secure the Second Priority Lien Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Noteholder Documents” shall mean the Securities Purchase Agreement, the Registration Rights Agreement, the Indenture, the Notes, the Noteholder Collateral Documents, any guaranty and any other related document or instrument executed and delivered pursuant to any Noteholder Document at any time or otherwise evidencing any Second Priority Lien Obligations, as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Noteholder Security Agreement” shall have the meaning set forth in the recitals hereto.

“Noteholders” shall mean the Persons holding the Notes or otherwise entitled to the benefit of the Second Priority Lien Obligations.

“Payment Blockage Notice” shall have the meaning set forth in Section 2.5 hereof.

“Payment Blockage Period” shall have the meaning set forth in Section 2.5 hereof.

“Payment Default” shall have the meaning set forth in Section 2.5 hereof.

“Person” shall mean any person, individual, sole proprietorship, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization, association, institution, entity or other party, including, without limitation, any government and any political subdivision, agency or instrumentality thereof.

“Recovery” shall have the meaning set forth in Section 6.6 hereof.

“Refinancing Senior Lenders” shall have the meaning set forth in Section 8.12 hereof.

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of March 26, 2007, among the Borrower and the Buyers as defined therein, as such agreement may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Second Priority Lien Obligations” shall mean any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the Noteholder Documents, including without limitation, the Conversion Price (as defined in the Indenture), the Company Conversion Provisional Payment (as defined in the Indenture), the redemption price for Notes called for redemption in accordance with Section 3.2 of the Indenture, the Repurchase Price (as defined in the Indenture) with respect to Notes submitted for repurchase in accordance with Section 16.1 of the Indenture, Extension Fees (as defined in the Indenture), Liquidated Damages (as defined in the Indenture), expenses or any other amounts in respect of each and all of the Notes and all other obligations, liabilities and indebtedness of every kind, nature and description owing by the Borrower under the Noteholder Documents in each case whether now or hereafter existing, direct or indirect, absolute or contingent, due or not due, primary or secondary, liquidated or unliquidated, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding. For purposes of this definition, all references to indebtedness or obligations of the Borrower shall be deemed to include any such indebtedness or obligations of the Subsidiaries.

“Securities Purchase Agreement” shall mean that certain Securities Purchase Agreement, dated March 21, 2007, among the Borrower and the parties listed on the Schedule of Buyers attached thereto as Exhibit A, as such agreement may be amended, restated, amended and restated, extended, supplemented or otherwise modified, from time to time.

“Senior Facility” shall have the meaning set forth in the recitals hereto.

“Senior Lender Collateral” shall mean all of the assets of the Borrower and any of its Subsidiaries whether real, personal or mixed, which is the subject of a Lien that secures any First Priority Lien Obligation.

“Senior Lender Collateral Documents” shall mean the Senior Facility and any other document or instrument pursuant to which a Lien is granted securing the First Priority Lien Obligations, as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified, from time to time.

“Senior Lender Documents” shall mean the Senior Facility, all documents and instruments evidencing any other obligation under the Senior Facility or any First Priority Lien Obligation and any other related document or instrument executed or delivered pursuant to any Senior Lender Document at any time or otherwise evidencing any First Priority Lien Obligations, as any such document or instrument may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Subsidiary” shall mean a Person more than 50% of the outstanding voting stock or other Equity Interests of which is owned, directly or indirectly, by the Borrower or by one or more of its Subsidiaries, or by the Borrower and one or more of its Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Trustee” shall include, in addition to the Trustee referred to in the recitals hereto, the then acting collateral agent under the Indenture and any successor thereto exercising substantially the same rights and powers, or if there is no acting collateral agent under the Indenture, the Noteholders holding a majority in principal amount of Notes then outstanding.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code of the State of New York, as amended from time to time.

Section 2. Lien and Payment Priorities.

2.1 Lien Subordination. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Trustee or the Noteholders on the Common Collateral or of any Liens granted to Bank on the Common Collateral and notwithstanding any provision of the UCC, or any applicable law or the Noteholder Documents or the Senior Lender Documents or any other circumstance whatsoever, the Trustee, on behalf of itself and the Noteholders, hereby agrees that: (a) any Lien on the Common Collateral securing the First Priority Lien Obligations now or hereafter held by Bank shall be senior and prior to any Lien on the Common Collateral securing the Second Priority Lien Obligations; and (b) any Lien on the Common Collateral now or hereafter held by the Trustee or the Noteholders regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing the First Priority Lien Obligations. All Liens on the Common Collateral securing the First Priority Lien Obligations shall be and remain senior to all Liens on the Common Collateral securing the Second Priority Lien Obligations for all purposes. For the avoidance of doubt, in the event the Trustee or any Noteholder becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing First Priority Lien Obligations on the same basis as the other Liens securing the Second Priority Lien Obligations are so subordinated to such First Priority Lien Obligations under this Agreement. The Trustee on behalf of itself and each Noteholder, agrees not to take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any of the Common Collateral pari passu with or senior to, or to give the

Trustee or any Noteholder any preference or priority relative to, the liens in favor of Bank in respect of the Senior Lender Collateral. For the purposes of the foregoing allocation of priorities, any claim of a right of set-off shall be treated in all respects as a Lien, and no claimed right of set-off shall be asserted by the Trustee on behalf of itself or any Noteholder to defeat or diminish the rights or priorities of the Lien of Bank provided for herein.

2.2 Prohibition on Contesting Liens. Each of the Trustee, for itself and on behalf of each Noteholder, and Bank agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including, without limitation, any Insolvency or Liquidation Proceeding), the unavoidability, priority, validity or enforceability of a Lien held by Bank in the Senior Lender Collateral or by the Trustee or Noteholders in the Common Collateral, as the case may be.

2.3 No New Liens. So long as the Discharge of First Priority Lien Obligations has not occurred, (a) the parties hereto agree that, after the date hereof, if the Trustee shall hold any Lien on any assets of the Borrower or its Subsidiaries securing the Second Priority Lien Obligations that are not also Senior Lender Collateral, the Trustee, upon demand by Bank, will either release such Lien or assign it to Bank as security for the First Priority Lien Obligations, (b) the parties hereto agree that, after the date hereof, if Bank shall hold any Lien on any assets of the Borrower or any of its Subsidiaries securing the First Priority Lien Obligations that are not also Noteholder Collateral, if required by the Noteholder Security Agreement, the Borrower or its Subsidiaries, as applicable, shall grant a second-priority Lien on such assets to the Trustee as security for the Second Priority Lien Obligations, and (c) the Borrower agrees not to grant or to permit any of its Subsidiaries to grant any Lien on any of their assets in favor of the Trustee or the Noteholders unless the Borrower or such Subsidiary has granted a similar Lien on such assets in favor of Bank.

2.4 Subordination in Right of Payment. The Borrower covenants and agrees, and the Trustee on behalf of itself and each Noteholder, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Agreement and to the extent and in the manner hereinafter set forth in this Agreement, the Second Priority Lien Obligations are hereby expressly made subordinate and junior and subject in right of payment to the prior payment in full in cash of all First Priority Lien Obligations now outstanding or hereinafter incurred.

2.5 Payment Blockage after Default in First Priority Lien Obligations. No payment on account of the Second Priority Lien Obligations shall be made, and no Notes shall be redeemed or purchased directly or indirectly by the Borrower (or any of its Subsidiaries), if at the time of such payment or purchase or immediately after giving effect thereto, (a) a default in the payment of principal, premium, if any, interest or other obligations in respect of any First Priority Lien Obligations occurs and is continuing determined without regard to whether there is a grace period applicable to the payment of such First Priority Lien Obligations (a “Payment Default”), unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or (b) the Borrower and Trustee shall have received notice (a “Payment Blockage Notice”) from Bank that there exists under First Priority Lien Obligations a default, which shall not have been cured or waived, permitting Bank to declare such First Priority Lien Obligations due and payable, but only for the period (the “Payment Blockage Period”) commencing on the date of receipt of the Payment Blockage Notice and ending on the earlier of (i) the date such default shall have been cured or waived, or (ii) the 180th day immediately following the Trustee’s receipt of such Payment Blockage Notice. The Borrower shall resume payments on and distributions in respect of the Notes, including any past scheduled payments of the principal of (and premium, if any) and interest on such Notes to which the holders of the Notes would have been entitled but for the provisions of this Section 2.5 in the case of a Payment Default, on the date upon which such Payment Default is cured or waived or ceases to exist. In addition, notwithstanding clauses (a) and (b), unless the holders of First Priority Lien Obligations shall have accelerated the maturity of such First Priority Lien Obligations or there is a Payment Default, the Borrower shall resume payments on the Note after the end of each Payment Blockage Period. Not more than one Payment Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to First Priority Lien Obligations during such period.

2.6 Payments on Notes. The Borrower may make regularly scheduled payments of the principal of, and any interest or premium on, the Notes, if at the time of payment, and immediately after giving effect thereto, there exists no Payment Default or Payment Blockage Period, provided, however, that nothing in this Agreement shall permit the Borrower to make any payment in respect of the Notes that would result in a default or event of default arising under the Senior Lender Documents.

2.7 Certain Conversions Deemed Payment. For the purposes hereof (a) the issuance and delivery of junior securities upon conversion of Notes in accordance with Article XV of the Indenture shall not be deemed to constitute a payment or distribution on account of the principal of or interest on Notes or on account of the purchase or other acquisition of Notes, and (b) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 15.4 of the Indenture), property or securities (other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of such Note. For the purposes of this 2.7, the term “junior securities” means (y) shares of any stock of any class of the Borrower, or (z) securities of the Borrower which are subordinated in right of payment to all First Priority Lien Obligations which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided herein. Nothing contained in this Agreement is intended to or shall impair, as among the Borrower, its creditors other than Bank and the Trustee and the Noteholders, the right, which is absolute and unconditional, of the holder of any Note to convert such Note in accordance with Article XV of the Indenture.

2.8 Subrogation. Subject to the prior Discharge of First Priority Lien Obligations, the rights of the Noteholders shall be subrogated to the rights of the holders of First Priority Lien Obligations to receive payments or distributions of the assets of the Borrower made on such First Priority Lien Obligations until all Second Priority Lien Obligations shall be paid in full; and for purposes of such subrogation, no payments or distributions to the holders of First Priority Lien Obligations of any cash, property or securities to which any Noteholder would be entitled except for this Agreement shall, as between the Noteholders and the Borrower and/or its creditors other than the holders of the First Priority Lien Obligations, be deemed to be a payment on account of the First Priority Lien Obligations.

2.9 Rights of Holders Unimpaired. The provisions of this Agreement are and are intended solely for the purposes of defining the relative rights of the Trustee and the Noteholders of the Notes and Bank and nothing in this Agreement shall (a) impair, as between the Borrower and the Trustee and Noteholders, the obligation of the Borrower, which is unconditional and absolute, to pay to the Trustee and Noteholders the Second Priority Lien Obligations in accordance with the terms of the Noteholder Documents or (b) impair, as between the Borrower and Bank, the obligation of the Borrower, which is unconditional and absolute, to pay to Bank the First Priority Lien Obligations, in accordance with the terms of the Senior Lender Documents.

2.10 Holders of First Priority Lien Obligations. This Agreement will constitute a continuing offer to all Persons who, in reliance upon this Agreement, become holders of, or continue to hold, First Priority Lien Obligations; such provisions are made for the benefit of the holders of First Priority Lien Obligations, and such holders are hereby made obligees under such provisions to the same extent as if they were named therein, and they or any of them may proceed to enforce such subordination and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders have agreed in writing thereto.

2.11 Rights of Trustee and Noteholders as Holder of Senior Indebtedness; Preservation of Rights. The Trustee in its individual capacity and each Noteholder shall be entitled to all the rights set forth in this Agreement with respect to any First Priority Lien Obligations which may at any time be held by it, to the same extent as any other holder of First Priority Lien Obligations, and nothing in this Indenture shall deprive the Trustee or any Noteholder of any of its rights as such holder.

2.12 Proceeds Held in Trust. In the event that notwithstanding the foregoing, any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise) prohibited by the provisions of the Agreement shall be received by the Trustee or any Noteholder before there shall have occurred a Discharge of First Priority Lien Obligations, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to Bank for application to, or to be held as collateral for, the payment of any First Priority Lien Obligations remaining unpaid to the extent necessary to pay all First Priority Lien Obligations in full after giving effect to any concurrent payment or distribution to Bank.

2.13 Blockage of Remedies. During any Payment Default or any Payment Blockage Period and subject in all events to the limitations of Section 3 below, if an Event of Default has occurred under the Indenture, the Trustee, on behalf of itself and each of the Noteholders, agrees not to commence or join with any creditor of the Borrower or any of its Subsidiaries in asserting or commencing any proceedings to collect or enforce their rights under the Noteholder Documents or take any action to foreclose or realize upon the indebtedness thereunder for a period beginning on the date of such Event of Default and ending on the first to occur of (a) the date that is 180 days following the date of such Event of Default or (b) the date such Payment Default is cured, waived or ceases to exist or the date such Payment Blockage Period ends, as the case may be.

2.14 Notice of Acceleration. The Trustee, on behalf of itself and each of the Noteholders, agrees, solely for the benefit of the holders of First Priority Lien Obligations, not to declare the unpaid principal amount of any Note to be due and payable pursuant to Section 7.1 of the Indenture unless the Trustee shall, concurrent with such declaration or acceleration, give Bank written notice such declaration of acceleration. In addition, the Borrower, forthwith upon receipt of any such declaration of acceleration, shall send a copy thereof to Bank.

2.15 Notice to Trustee. The Borrower shall give prompt written notice to the Trustee of any Payment Default under and as defined in the Indenture. Failure to give such notice shall not affect the subordination of the Notes to the First Priority Lien Obligations. Notwithstanding the provisions of this Agreement or any provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof at the address specified on the signature pages hereto from the Borrower or Bank; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Responsible Officer (as defined in the Indenture) of the Trustee shall not have received, at least one business day prior to the date upon which by the terms of the Indenture any such money may become payable for any purpose (including, without limitation, payment on account of principal of, premium, if any, or interest on the Notes, the redemption price for Notes called for redemption in accordance with Section 3.2 of the Indenture, the Repurchase Price with respect to Notes submitted for repurchase in accordance with Section 16.1 of the Indenture, the Conversion Price, the Company Conversion Provisional Payment, Extension Fees, Liquidated Damages (as each such term is defined in the Indenture), fees, expenses and any other payment payable with respect to the Notes pursuant to the provisions of the Indenture), a notice of a Payment Default or a Payment Blockage Notice, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than one business day prior to such date.

The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing itself to be Bank to establish that such notice has been given by Bank. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of First Priority Lien Obligations to participate in any payment or distribution pursuant to this Section 2, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of First Priority Lien Obligations held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Section 2, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Agreement pending judicial determination as to the rights of such person to receive such payment.

2.16 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Borrower referred to in Section 4.3 of the Indenture, the Trustee and the Holders of the Notes shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such Insolvency or Liquidation Proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, Custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Noteholders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of First Priority Lien Obligations and other indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 2.

Section 3. Enforcement.

3.1 Exercise of Remedies.

(a) So long as the Discharge of First Priority Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any Subsidiary of the Borrower, (i) the Trustee and the Noteholders will not exercise or seek to exercise any rights or remedies (including setoff) with respect to any Common Collateral, institute any action or proceeding with respect to such rights or remedies, including, without limitation, any action of foreclosure, contest, protest or object to any foreclosure proceeding or action brought by Bank, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral under the Senior Lender Documents or otherwise, or object to the forbearance by Bank from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral and (ii) Bank shall have the exclusive right to enforce rights, exercise remedies (including, without limitation, setoff and the right to credit bid its debt) and make determinations regarding release, disposition, or restrictions with respect to the Common Collateral without any consultation with or the consent of the Trustee or any Noteholder (and the Trustee and Noteholders shall be deemed to have consented to any such enforcement, exercise or determination). Notwithstanding the foregoing, (iii) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any Subsidiary of the Borrower, the Trustee may file a claim or statement of interest with respect to the Second Priority Lien Obligations, (iv) in the event a Payment Blockage Notice shall have been delivered pursuant to Section 2.5 above and the Payment Blockage Period has expired but no Payment Default shall exist, the Trustee may seek to enforce its remedies, and (v) in the event Bank shall have accelerated the First Priority Lien Obligations without taking any other enforcement remedy, the Trustee may similarly accelerate the Second Priority Lien Obligations without taking any other enforcement remedy. In exercising rights and remedies with respect to the Common Collateral, Bank may enforce the provisions of the Senior Lender Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion. Such exercise and enforcement shall include, without limitation, the rights of an agent appointed by it to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.

(b) The Trustee, on behalf of itself and the Noteholders, agrees that it will not take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Common Collateral, unless and until the Discharge of First Priority Lien Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of First Priority Lien Obligations has occurred, except as expressly provided in the proviso in Section 3.1(a) (ii) above, the sole right of the Trustee and the Noteholders with respect to the Common Collateral is to hold a Lien on the Common Collateral pursuant to the Noteholder Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Priority Lien Obligations has occurred.

(c) Subject to the proviso in Section 3.1(a) (ii) above, (i) the Trustee, for itself or on behalf of the Noteholders, agrees that the Trustee and the Noteholders will not take any action that would hinder any exercise of remedies undertaken by Bank under the Senior Loan Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise, and (ii) the Trustee, for itself and on behalf of the Noteholders, hereby waives any and all rights it or the Noteholders may have as a junior lien creditor or otherwise to object to the manner in which Bank seeks to enforce or collect the First Priority Lien Obligations or the Liens granted in any of the Senior Lender Collateral.

3.2 Cooperation. Subject to the proviso in Section 3.1(a)(ii) above, the Trustee, on behalf of itself and the Noteholders, agrees that, unless and until the Discharge of First Priority Lien Obligations has occurred, it will not commence, or join with any Person (other than Bank upon the request thereof) in commencing any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it under any of the Noteholder Documents or otherwise.

3.3 Actions in Violation of Agreement. If the Trustee or any Noteholder, in violation of this Agreement, exercises or seeks to exercise any rights or remedies in respect of the Common Collateral against the Borrower or any Subsidiary with respect to the Second Priority Secured Obligations without the prior written consent of Bank, Bank may interpose as a defense or dilatory plea the making of this Agreement and may intervene and interpose such defense or plea in its name or in the name of the Borrower or any Subsidiary. Should the Trustee or any Noteholder, in violation of this Agreement, in any way take, or attempt to or threaten to take any action with respect to any Common Collateral in violation of this Agreement (including, without limitation, any attempt to realize upon or enforce any remedy with respect to the Noteholder Documents in violation of this Agreement), or fail to take any action required by this Agreement, Bank (in its own name or in the name of the Borrower or any Subsidiary) may obtain relief against the Trustee or such Noteholder by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Trustee, on behalf of itself and each Noteholder, that (a) Bank’s damages from its actions may at that time be difficult to ascertain and may be irreparable, and (b) the Trustee, on behalf of itself and each Noteholder, waives any defense that the Borrower, any Subsidiary or Bank cannot demonstrate damage and/or be made whole by the awarding of damages.

Section 4. Payments.

4.1 Application of Proceeds. As long as the Discharge of First Priority Lien Obligations has not occurred, the cash proceeds of Common Collateral received in connection with the sale of, or collection on, such Common Collateral upon the exercise of remedies, shall be applied by Bank to the First Priority Lien Obligations in such order as specified in the Senior Facility. Upon Discharge of the First Priority Lien Obligations, Bank shall deliver to the Trustee any proceeds of Common Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct or as may otherwise be required by applicable law.

4.2 Payments Over. Any Common Collateral or proceeds thereof received by the Trustee or any Noteholder in connection with the exercise of any right or remedy (including setoff) relating to the Common Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to Bank in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Bank is hereby authorized to make any such endorsements as agent for the Trustee or any such Noteholder. This authorization is coupled with an interest and is irrevocable.

Section 5. Other Agreements.

5.1 Releases.

(a) If in connection with:

(i) the exercise of Bank’s rights or remedies in respect of the Common Collateral provided for in Section 3.1 above, including any sale, lease, exchange, transfer or other disposition of such Common Collateral;

(ii) any sale, lease, exchange, transfer or other disposition of Common Collateral permitted under the terms of the Senior Facility (whether or not an event of default under, and as defined therein, has occurred and is continuing); or

(iii) any agreement between Bank and the Borrower to release Bank’s Lien on any portion of the Common Collateral;

the Bank releases any of its Liens on any part of the Common Collateral, the Liens, if any, of the Trustee, for itself or for the benefit of the Noteholders, on such Common Collateral shall be automatically, unconditionally and simultaneously released and the Trustee, for itself or on behalf of any such Noteholder, promptly shall execute and deliver to Bank or the Borrower such termination statements, releases and other documents as Bank or the Borrower may request to effectively confirm such release; provided, however, that the proceeds of any sale or disposition of the Common Collateral shall be applied to repay the First Priority Lien Obligations.

(b) The Trustee, for itself and on behalf of the Noteholders, hereby irrevocably constitutes and appoints Bank, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Trustee or such holder or in own name, from time to time in Bank’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute and file or record any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including, without limitation, any termination statements, endorsements or other instruments or transfer or release.

5.2 Insurance. Unless and until the Discharge of First Priority Lien Obligations has occurred, Bank shall have the sole and exclusive right, subject to the rights of the Borrower under the Senior Lender Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Unless and until the Discharge of First Priority Lien Obligations has occurred, all proceeds of any such policy and any such award if in respect to the Common Collateral shall be paid to Bank to the extent required under the Senior Facility and thereafter to the Trustee for the benefit of the Noteholders to the extent required under the applicable Noteholder Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct or as may otherwise be required by applicable law. If the Trustee or any Noteholder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to Bank in accordance with the terms of Section 4.2 above.

5.3 Amendments to Noteholder Documents.

(a) Without the prior written consent of Bank, neither the Notes, the Indenture nor any Noteholder Collateral Document may be amended, restated, amended and restated, extended, supplemented or otherwise modified.

(b) In the event Bank enters into any amendment, waiver or consent in respect of any of the Senior Lender Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Lender Collateral Document or changing in any manner the rights of Bank or the Borrower thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Noteholder Collateral Document without the consent of the Trustee or the Noteholders and without any action by the Trustee, the Noteholders or the Borrower; provided, however, (i) that no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of the Noteholder Collateral Documents, except to the extent that a release of such Lien is permitted by Section 5.1 above and (ii) notice of such amendment, waiver or consent shall have been given to the Trustee prior to its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

5.4 Relative Rights. Nothing in this Agreement modifies any rights or remedies (a) Bank may have with respect to the Senior Lender Collateral or (b) except as expressly set forth herein, the Trustee or Noteholders may have with respect to the Noteholder Collateral. The rights of Bank under this Agreement are in addition to, and not in derogation of, its rights under Article IV of the Indenture.

5.5 Bailee for Perfection.

(a) Bank agrees to hold the Common Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as bailee for the Trustee and any assignee solely for the purpose of perfecting the security interest granted in such Collateral pursuant to the Noteholder Security Agreement, subject to the terms and conditions of this Section 5.5.

(b) Until the Discharge of First Priority Lien Obligations has occurred, Bank shall be entitled to deal with the Common Collateral in its possession or control in accordance with the terms of the Senior Lender Collateral Documents as if no bailee arrangement with the Trustee existed. The rights of the Trustee shall at all times be subject to the terms of this Agreement and to Bank’s rights under the Senior Lender Documents.

(c) Bank shall have no obligation whatsoever to the Trustee or any Noteholder to assure that the Common Collateral in its possession or control is genuine or owned by the Borrower or one of its Subsidiaries or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of Bank under this Section 5.5 shall be limited solely to holding the Common Collateral in its possession or control as bailee for the Trustee for purposes of perfecting the Lien held by the Trustee.

(d) Bank shall not have by reason of the Noteholder Security Agreement or this Agreement or any other document a fiduciary relationship in respect of the Trustee or any Noteholder. Bank makes no representations as to the value or condition of the Common Collateral or any part thereof, as to the title of the Borrower or any Subsidiary to the Common Collateral, as to the security afforded by this Agreement or any other document relating to the Common Collateral or, as to the validity, execution, enforceability, legality or sufficiency of this Agreement or any other document relating to the Common Collateral, and Bank shall incur no liability or responsibility in respect of any such matters. Bank shall not be responsible for insuring the Common Collateral, for the payment of taxes, charges, assessments or liens upon the Common Collateral or otherwise as to the maintenance of the Common Collateral. Bank shall have no duty to the Borrower or any Subsidiary or, except as expressly provided above, to the Trustee or any Noteholder, as to any Common Collateral in its possession or control or in the possession or control of any agent or nominee of Bank or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

(e) Upon the Discharge of First Priority Lien Obligations, the Bank shall deliver to the Trustee the Common Collateral in its possession or control together with any necessary endorsements (or otherwise allow the Trustee to obtain control of such Collateral) or as a court of competent jurisdiction may otherwise direct or as may otherwise be required by applicable law.

5.6 Additional Covenants of Trustee. The Trustee, on behalf of itself and the Noteholders, also covenants and agrees that it:

(a) has not granted and will not grant any subordinations with respect to the Second Priority Lien Obligations or its Lien in the Common Collateral other than pursuant to the Indenture and this Agreement as in effect on the date hereof;

(b) will place a legend on the Noteholder Documents to state that the Second Priority Lien Obligations are subordinate to the First Priority Lien Obligations and are subject to the terms and conditions of this Agreement; and

(c) will give Bank prompt (and in no event later than 10 days) notice of any written notice of any notice of default or event of default delivered to the Borrower or its Subsidiaries under the Indenture.

5.7 Purchase Option. Notwithstanding anything herein to the contrary, the Trustee on behalf of the Noteholders or its assignee shall have the option to purchase all, but not less than all, of the First Priority Lien Obligations exercisable at the Trustee’s option (i) within the 60 day period following that day that is 120 days after a Payment Blockage Notice has been received or a Payment Default has occurred, provided that the default giving rise to such Payment Blockage Notice or Payment Default has not then been cured or waived. Such option shall be exercised by giving ten (10) business days prior written notice to Bank of the intent of Trustee to exercise such option. Upon receipt of such notice of intent to exercise such option, Bank shall provide to Trustee in writing the aggregate amount of First Priority Lien Obligations outstanding, including principal (which shall be purchased at par), accrued interest, fees, expenses, breakage fees, any prepayment penalty or premium, and any other amount owing by the borrower under the Senior Lender Documents, but excluding any unasserted contingent and indemnity obligations (collectively, the “Payoff Amount”). The purchase price for the First Priority Lien Obligations shall equal the Payoff Amount as of the date of the purchase and sale plus Bank’s good faith estimate of the other First Priority Lien Obligations.

(a) The purchase price for the First Priority Secured Obligations shall be payable by wire transfer in federal funds, at such time as all conditions to the purchase other than the payment of the purchase price, have been satisfied, to such bank account as Bank may designate in writing to the Trustee for such purpose on the date of purchase. Interest shall be calculated to but excluding the day on which such purchase and sale shall occur if the amounts are received in the designated bank account prior to 12 noon, Pacific time, and interest shall be calculated to and including such day if the amounts are received later than 12 noon, Pacific time. The sale of the First Priority Lien Obligations shall be without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any Senior Lender Documents or the validity, enforceability, perfection, priority or sufficiency of any lien securing or guarantee or other supporting obligation for the First Priority Lien Obligations or as to any other matter whatsoever, except only the representation and warranty that the transferor owns free and clear of all liens and encumbrances, and has good right to convey, whatever claims and interests it may have in respect of First Priority Lien Obligations and the rights created under the Senior Lender Documents.

(b) The sale of the First Priority Lien Obligations shall occur within ten (10) business days after Bank’s receipt of notice exercising the applicable option (and the parties hereto shall reasonably cooperate with one another and take all actions reasonably required of them to effect such sale within such period).

(c) On the date of such purchase and sale,

(i) Bank shall deliver to the Trustee all evidence of the First Priority Lien Obligations, endorsed to such purchaser or endorsed in blank or endorsed in accordance with such purchaser’s instruction; and shall transfer and assign to such purchaser all of Bank’s right, title and interest in and to the Senior Lender Documents and the collateral securing the payment and performance of the First Priority Lien Obligations, and shall otherwise execute such documents and take such action as may be reasonably requested by the purchaser to consummate the purchase in accordance herewith; and

(ii) the purchaser shall furnish cash collateral to Bank in such amounts as Bank determines to be reasonably necessary to provide security in connection with any outstanding letters of credit (such collateral not to be required to exceed 110% of the amount of such letters of credit). Bank shall be entitled to hold such security for so long as such letters of credit are outstanding.

Section 6. Insolvency or Liquidation Proceedings.

6.1 Financing Issues. If the Borrower or any Subsidiary of the Borrower shall be subject to any Insolvency or Liquidation Proceeding and Bank shall desire to permit the use of cash collateral or to permit the Borrower or such Subsidiary to obtain financing under section 363 or section 364 of the Bankruptcy Code on terms approved by Bank (“DIP Financing”), then the Trustee, on behalf of itself and the Noteholders, agrees that it will raise no objection to such use or DIP Financing or offer a competing debtor in possession financing proposal and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3 below) and, if the Liens securing the First Priority Lien Obligations are made subordinate or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral to such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Priority Lien Obligations are so subordinated to First Priority Lien Obligations under this Agreement. The Trustee, on behalf of itself and the Noteholders, agrees that 3 business days notice of any proposal to provide DIP Financing shall be considered reasonable notice f the same.

6.2 Relief from the Automatic Stay. Until the Discharge of First Priority Lien Obligations has occurred, the Trustee, on behalf of itself and the Noteholders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral, without the prior written consent of Bank.

6.3 Disposition of Assets. In connection with any Insolvency or Liquidation Proceeding, until Discharge of the First Priority Lien Obligations, the Trustee, on behalf of itself and the Noteholders, agrees that none of them will raise any objection to and will not contest (or support any person in objecting to or contesting) any sale or disposition of any assets of the

Borrower or any Subsidiary that is supported by Bank, and the Trustee and Noteholders will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by Bank and to have released their Liens, if any, in such assets upon the consummation of such sale so long as the Lien of the Trustee and the Noteholders on the Common Collateral attaches to the proceeds from such sale or disposition subject to the prior lien of Bank. The Trustee, on behalf of itself and the Noteholders, agrees not to credit bid at any sale or disposition of the assets of any Loan Party under Section 363 of the Bankruptcy Code.

6.4 Adequate Protection. The Trustee, on behalf of itself and the Noteholders, agrees that none of them shall contest (or support any other Person contesting) (a) any request by Bank for adequate protection or (b) any objection by Bank to any motion, relief, action or proceeding based on Bank claiming a lack of adequate protection. Notwithstanding the foregoing contained in this Section 6.4, in any Insolvency or Liquidation Proceeding, (i) if the Bank is granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of its cash collateral under section 363 or section 364 of the Bankruptcy Code, then the Trustee, on behalf of itself or any of the Noteholders, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the First Priority Lien Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Priority Lien Obligations are so subordinated to the First Priority Lien Obligations under this Agreement, and (ii) in the event the Trustee, on behalf of itself and the Noteholders, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Trustee, on behalf of itself or any of the Noteholders, agrees that Bank shall also be granted a senior Lien on such additional collateral as security for the First Priority Lien Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Lien Obligations shall be subordinated to the Liens on such collateral securing the First Priority Lien Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to Bank as adequate protection on the same basis as the other Liens securing the Second Priority Lien Obligations are so subordinated to such First Priority Lien Obligations under this Agreement.

6.5 No Waiver. Nothing contained herein shall prohibit or in any way limit Bank from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Trustee or any of the Noteholders, including, without limitation, the seeking by the Trustee or any Noteholder of adequate protection or the asserting by the Trustee or any Noteholder of any of its rights and remedies under the Noteholder Documents or otherwise. No failure or delay on the part of any party hereto in the exercise of any power, right, remedy or privilege under this Agreement shall impair such power, right, remedy or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise of any other power, right or privilege. The waiver of any such right, power, remedy or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

6.6 Preference Issues. If Bank is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any Subsidiary of the Borrower any amount (a “Recovery”), then the First Priority Lien Obligations shall be reinstated to the extent of such Recovery and Bank shall be entitled to a Discharge of First Priority Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Second Priority Lien Obligations of the parties hereto from such date of reinstatement.

6.7 No Objection to Certain Other Matters. In connection with any Insolvency or Liquidation Proceeding, until the Discharge of the First Priority Lien Obligations, the Trustee on behalf of itself and the Noteholders, agrees that none of them will raise any objection to and will not contest (or support any person in objecting to or contesting) (a) to the extent constituting First Priority Lien Obligations, the payment of interest, fees, expenses or other amounts to the Bank under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise, and (b) any “carve-out” for professional and United States Trustee fees agreed to by Bank.

6.8 Proofs of Claim and Plans of Reorganization. Notwithstanding anything to the contrary in this Section 6, in any Insolvency or Liquidation Proceeding, the Trustee and the Noteholders may (a) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Trustee and the Noteholders, including any claims secured by the Common Collateral, if any, in each case in accordance with the terms of this Agreement (it being agreed nothing in the foregoing permits the Trustee or any Noteholder to file any pleadings adverse to Bank), (b) vote on any plan of reorganization, provided that the Trustee and the Noteholders will not vote to accept (and will be deemed to have voted to reject) any plan of reorganization which either (i) does not pay the First Priority Lien Obligations in full in cash or (ii) is not accepted by Bank, (c) file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Priority Lien Obligations and the Common Collateral, or propose debtor in possession financing if debtor in possession financing is not then being proposed by Bank or by a source approved by Bank, and (iv) cash bid at any Section 363 hearing or with respect to any other disposition of Common Collateral. Notwithstanding clause (c) above, in the event the Trustee and the Noteholders have not filed a proof of claim prior to the tenth (10th) business day prior to the date claims may last be filed in any such Insolvency or Liquidation Proceeding, Bank may file such proof of claim on behalf of the Trustee and the Noteholders and is hereby authorized to do so. To the extent the Trustee or any Noteholder attempts to vote or votes in favor of any plan or reorganization in a manner inconsistent with this Section 6.8, the Trustee and such Noteholder irrevocably agree that Bank shall be, and shall be deemed, such party’s “authorized agent” under Bankruptcy Rules 3018(c) and 9010, and that Bank shall be authorized and entitled to submit a superseding ballot on behalf of the Trustee and the Noteholders that is consistent herewith. Nothing in this Section 6.8 shall be deemed to be a waiver by Bank of any restriction which may otherwise be set forth herein on the filing of any pleadings adverse to Bank.

6.9 Separate Classification of Obligations. The Trustee, on behalf of itself and each Noteholder, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Lender Collateral Documents and the Noteholder Collateral Documents constitute two separate and distinct grants of liens and (b) because of, among other things, their differing rights in the Common Collateral, the claims of the Trustee and the Noteholders are fundamentally different from the claims of Bank and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of Bank and the Trustee or Noteholders in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Trustee, on behalf of itself and the Noteholders, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Borrower and its Subsidiaries in respect of the Common Collateral with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Trustee and the Noteholders), Bank shall be entitled to receive, in addition to amounts distributed to it in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, to the extent that such amounts constitute First Priority Lien Obligations, before any distribution is made in respect of the claims held by the Trustee and the Noteholders, with the Trustee, on behalf of itself and the Noteholders, hereby acknowledging and agreeing to turn over to Bank amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Trustee and the Noteholders.

6.10 Section 363 and Section 364 Rights. To the extent that the Trustee or a Noteholder has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Common Collateral, the Trustee, on behalf of itself and the Noteholders, hereby agrees not to assert any of such rights without the prior written consent of Bank; provided that if requested by Bank, the Trustee shall timely exercise such rights in the manner requested by Bank, including any rights to payments in respect of such rights.

6.11 Subordination Agreement under Bankruptcy Code. This Agreement and each of the provisions hereof, each which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before and after the commencement of an Insolvency or Liquidation Proceeding.

Section 7. Reliance; Waivers; etc.

7.1 Reliance.

(a) The consent by Bank to the execution and delivery of the Noteholder Documents and the grant to the Trustee on behalf of the Noteholders of a Lien on the Common Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by Bank to the Borrower shall be deemed to have been given and made in reliance upon this Agreement.

(b) Bank acknowledges that it has, independently and without reliance on the Trustee or any Noteholder, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into this Agreement and the transactions contemplated hereby and by the Senior Lender Documents and it will continue to make its own credit decisions in taking or not taking any action under the Senior Lender Documents or this Agreement.

7.2 No Warranties or Liability.

(a) The Trustee, on behalf of itself and the Noteholders, acknowledges and agrees that Bank has made no express or implied representation or warranty, including, without limitation, with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Lender Documents. Bank will be entitled to manage and supervise its loans and extensions of credit to the Borrower in accordance with law and as it may otherwise, in its sole discretion, deem appropriate, and Bank may manage its loans and extensions of credit without regard to any rights or interests that the Trustee or any of the Noteholders have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Bank shall not have any duty to the Trustee or any of the Noteholders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower (including, without limitation, the Noteholder Documents), regardless of any knowledge thereof which it may have or be charged with.

(b) Bank acknowledges and agrees that each of the Trustee and the Noteholders have made no express or implied representation or warranty, including, without limitation, with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Noteholder Documents.

7.3 No Waiver of Lien Priorities.

(a) No right of Bank to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act by Bank, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Lender Documents or any of the Noteholder Documents, regardless of any knowledge thereof which Bank, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Borrower under the Senior Lender Documents), the Bank may, at any time and from time to time, without the consent of, or notice to, the Trustee or any Noteholder, without incurring any liabilities to the Trustee or any Noteholder and without impairing or releasing the lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Trustee or any Noteholder is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of the Senior Lender Documents or any Lien in any Senior Lender Collateral or guaranty thereof or any liability of the Borrower, or any liability incurred directly or indirectly in respect thereof (including, without limitation, any increase in or extension of the First Priority Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by Bank, the First Priority Lien Obligations or any of the Senior Lender Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Senior Lender Collateral or any liability of the Borrower or its Subsidiaries to Bank, or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any First Priority Lien Obligations or any other liability of the Borrower or its Subsidiaries or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, the First Priority Lien Obligations) in any manner or order; and

(iv) exercise or delay in or refrain from exercising any right or remedy against the Borrower or its Subsidiaries or any security or any other Person, elect any remedy and otherwise deal freely with the Borrower or its Subsidiaries and the Senior Lender Collateral and any security and any guarantor or any liability of the Borrower or any guarantor to the Bank or any liability incurred directly or indirectly in respect thereof.

(c) The Trustee, on behalf of itself and the Noteholders, also agrees that Bank shall have no liability to the Trustee or any Noteholder, and the Trustee, on behalf of itself and the Noteholders, hereby waives any claim against Bank, arising out of any and all actions which Bank may take or permit or omit to take with respect to: (i) the Senior Lender Documents, (ii) the collection of the First Priority Lien Obligations, or (iii) the foreclosure upon, or sale, liquidation or other disposition of, the Senior Lender Collateral. The Trustee, on behalf of itself and the Noteholders, agrees that Bank has no duty to them in respect of the maintenance or preservation of the Senior Lender Collateral, the First Priority Lien Obligations or otherwise.

(d) The Trustee, on behalf of itself and the Noteholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior secured creditor may have under applicable law.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of Bank and the Trustee and the Noteholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of the Senior Lender Documents or any Noteholder Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Priority Lien Obligations or Obligations, or any amendment or waiver or other modification, including, without limitation, any increase in the amount thereof up to the Maximum Amount, whether by course of conduct or otherwise, of the terms of the Senior Facility or any other Senior Lender Document or of the terms of the Indenture or any other Noteholder Document;

(c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Priority Lien Obligations or Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any Subsidiary of the Borrower; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower or any Subsidiary of the Borrower in respect of the First Priority Lien Obligations, or of the Trustee or any Noteholder in respect of this Agreement.

Section 8. Miscellaneous.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Senior Lender Documents or the Noteholder Documents, the provisions of this Agreement shall govern.

8.2 Continuing Nature of this Agreement. This Agreement shall continue to be effective until the Discharge of First Priority Lien Obligations shall have occurred. This is a continuing agreement of lien subordination and Bank may continue, at any time and without notice to the Trustee or any Noteholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower constituting First Priority Lien Obligations on the faith hereof. The Trustee, on behalf of itself and the Noteholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Trustee or Bank shall be deemed to be made unless the same shall be in writing signed on behalf of the Noteholders by the Trustee or a majority in interest of principal amount outstanding under the Notes or by the Bank or their authorized agents and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver in any other respect or at any other time. The Borrower shall not have any right to amend, modify or waive any provision of this Agreement without the consent of the Trustee or a majority in interest in principal amount of the Notes outstanding or Bank, as applicable, nor shall any consent or signed writing be required of Borrower to effect any amendment, modification or waiver of any provision of this Agreement, except that no amendment, modification or waiver affecting any obligation or right of the Borrower hereunder shall be made without the consent of the Borrower.

8.4 Information Concerning Financial Condition of the Borrower and its Subsidiaries. Bank shall be responsible for keeping itself informed of (a) the financial condition of the Borrower and its Subsidiaries and all endorsers and/or guarantors of the Second Priority Lien Obligations or the First Priority Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Second Priority Lien Obligations or the First Priority Lien Obligations. The Bank shall have no duty to advise the Trustee or any Noteholder of information known to it regarding such condition or any such circumstances or otherwise. In the event the Bank in its sole discretion undertakes at any time or from time to time to provide any such information to the Trustee or any Noteholder, it shall be under no obligation (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential.

8.5 Subrogation. The Trustee, on behalf of itself and the Noteholders, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Priority Lien Obligations has occurred.

8.6 Application of Payments. All payments received by Bank may be applied, reversed and reapplied, in whole or in part, to such part of the First Priority Lien Obligations as Bank, in its sole discretion, deems appropriate.

8.7 Consent to Jurisdiction; Waivers. The parties hereto consent to the exclusive jurisdiction of any state and federal courts located in the County of Santa Clara, State of California, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 below for such party. The parties hereto waive any objection to any action instituted hereunder based on forum non conveniens, and any objection to the venue of any action instituted hereunder. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

8.8 Notices. All notices to the Noteholders and Bank permitted or required under this Agreement may be sent to the Trustee and Bank, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and, subject to Section 8.18 below, shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or, as to notice provided to Borrower, four business days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9 Further Assurances. The Trustee, on behalf of itself and the Noteholders, agrees that it shall take such further action and shall execute and deliver to Bank such additional documents and instruments (in recordable form, if requested) as Bank may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10 Governing Law; Jury Waiver.

(a) This Agreement shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

(b) THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

8.12 Refinancing of First Priority Lien Obligations. In the event that any person(s) (“Refinancing Senior Lenders”) at any time hereafter extends credit to the Borrower and the proceeds of such extension of credit are applied to the payment and performance in full of all of the First Priority Lien Obligations then all indebtedness and liabilities of the Borrower and the Subsidiaries to the Refinancing Senior Lenders shall be entitled to the benefits of this Agreement to the same extent as the First Priority Lien Obligations and Bank, provided such Refinancing Senior Lenders (or Refinancing Senior Lender) agree in writing to be bound hereby, and the Trustee, the Noteholders, and the Borrower shall promptly execute and deliver any agreement which the Refinancing Senior Lenders shall reasonably request with respect thereto confirming the terms and conditions of this Agreement in favor of the Refinancing Senior Lenders. Any reference contained in this Agreement to “Bank” shall be deemed to include any holder of First Priority Lien Obligations at any time, including, without limitation, any Refinancing Senior Lender.

8.13 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement. In the computation of time periods, unless otherwise specified, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding” and the word “through” means “to and including”.

8.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.

8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of Bank and its successors and assigns and, to the extent applicable, the Trustee and the Noteholders and their respective permitted successors and assigns. No other Person, including the Borrower and its Subsidiaries, shall have or be entitled to assert rights or benefits hereunder.

8.17 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Borrower shall include the Borrower as debtor and debtor-in-possession and any receiver or trustee for the Borrower in any Insolvency or Liquidation Proceeding.

8.18 Trustee. The Trustee shall not be deemed to owe any fiduciary duty to Bank. The Trustee shall not be liable to any Noteholders if the Trustee in good faith mistakenly pays over or distributes to Bank or to any other person cash, property or securities to which any holders of First Priority Lien Obligations shall be entitled by virtue of this Agreement or otherwise. With respect to Bank, the Trustee undertakes to perform or to observe only those covenants and obligations specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee. The Trustee hereby disclaims any representation or warranty to Bank concerning the perfection of the liens and security interests granted hereunder or in the value of any of the Common Collateral. Bank agrees that it will give the Trustee prompt notice of the occurrence of the Discharge of the First Priority Lien Obligations; provided, however, the failure to give such notice will not impair any rights of Bank hereunder or the duties and obligations of the Trustee hereunder. Notwithstanding the provisions of Section 8.8 above, any notice to the Trustee will be effective only upon receipt.

8.19 Severability. Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.

8.20 Trustee Protections. In connection with its execution hereof and acting hereunder, each of the Trustee and the Collateral Agent, is entitled to all of the rights, privileges, protections, immunities, benefits and indemnities provided to each of them by Borrower under the Indenture and the Noteholder Security Agreement, provided, however, that none of the afore-mentioned rights, duties, privileges, protections, immunities and indemnities shall (i) impose any obligations on Bank, (ii) limit any obligations owing by any party to Bank, nor (iii) act as a limitation any rights or remedies of Bank hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMERICA BANK, as Bank

By:	/s/ Robert Shutt
Name:	Robert Shutt
Title:	SVP

Address: 75 East Trimble Road Mail Code 4770 San Jose, CA 95131
FAX: (408) 556-5091

with a copy to:

Comerica Bank 226 Airport Parkway, Suite 100 San Jose, CA 95110
Attn: Robert Shutt, Senior Vice President and Manager
FAX: (408) 451-8568
Attn: Portfolio Manager

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee and as Collateral Agent

By:	/s/ Raymond Torres
Name:	Raymond Torres
Title:	Assistant Vice President

Address: The Bank of New York 101 Barclay Street New York, New York 10286

Telephone:
Facsimile:

ELECTROGLAS, INC., as Borrower

By:	/s/ Tom Brunton
Name:	Tom Brunton
Title:	CFO

Address: 5729 Fontanoso Way San Jose, CA 95138 Attn: Chief Financial Officer
FAX: (408) 528-3562

ELECTROGLAS INTERNATIONAL, INC.

By:	/s/ Tom Brunton
Name:	Tom Brunton
Title:	CFO

Address: 5729 Fontanoso Way San Jose, CA 95138 Attn: Chief Financial Officer
FAX: (408) 528-3562